Ex. (d)(ii)
AMENDED SCHEDULE A
TO THE INVESTMENT ADVISORY AND ADMINISTRATION AGREEMENT
BETWEEN
SCHWAB CAPITAL TRUST AND CHARLES SCHWAB INVESTMENT MANAGEMENT, INC.

Fund	Effective Date
Schwab International Index Fund	July 21, 1993
Schwab Small-Cap Index Fund	October 14, 1993
Schwab MarketTrack Growth Portfolio	September 25, 1995
Schwab MarketTrack Balanced Portfolio	September 25, 1995
Schwab MarketTrack Conservative Portfolio	September 25, 1995
Schwab S&P 500 Index Fund	February 28, 1996
Schwab Core Equity Fund	May 21, 1996
Laudus International MarketMasters Fund	September 2, 1996
Schwab Balanced Fund (formerly known as Schwab Viewpoints Fund)	October 13, 1996
Laudus Small-Cap MarketMasters Fund	August 3, 1997
Schwab Market Track All Equity Portfolio	April 16, 1998
Schwab Institutional Select S&P 500 Fund	October 28, 1998
Schwab Total Stock Market Index Fund	April 15, 1999
Financial Services Focus Fund	May 15, 2000
Health Care Focus Fund	May 15, 2000
Schwab Hedged Equity Fund	August 6, 2002
Schwab Small-Cap Equity Fund	May 19, 2003
Schwab Dividend Equity Fund	September 23, 2003
Schwab Premier Equity Fund	November 16, 2004
Schwab Target 2010 Fund	May 24, 2005
Schwab Target 2015 Fund	November 12, 2007
Schwab Target 2020 Fund	May 24, 2005
Schwab Target 2025 Fund	November 12, 2007
Schwab Target 2030 Fund	May 24, 2005
Schwab Target 2035 Fund	November 12, 2007
Schwab Target 2040 Fund	May 24, 2005
Schwab Large Cap Growth Fund	May 24, 2005
Schwab Fundamental US Large Company Index Fund	February 28, 2007
Schwab Fundamental US Small-Mid Company Index Fund	February 28, 2007

Fund	Effective Date
Schwab Fundamental International Large Company Index Fund	February 28, 2007
Schwab Fundamental Emerging Markets Index Fund	November 12, 2007
Schwab Fundamental International Small-Mid Company Index Fund	November 12, 2007
Schwab Monthly Income Fund — Moderate Payout	February 25, 2008
Schwab Monthly Income Fund — Enhanced Payout	February 25, 2008
Schwab Monthly Income Fund — Maximum Payout	February 25, 2008
Schwab International Core Equity Fund	February 25, 2008

SCHWAB CAPITAL TRUST
By:	/s/ Jeffrey Mortimer
Jeffrey Mortimer,
Senior Vice President and Chief Investment Officer

CHARLES SCHWAB INVESTMENT MANAGEMENT, INC.
By:	/s/ George Pereira
George Pereira,
Senior Vice President and Chief Financial Officer

Dated as July 1, 2009

AMENDED SCHEDULE B
TO THE INVESTMENT ADVISORY AND ADMINISTRATION AGREEMENT
BETWEEN SCHWAB CAPITAL TRUST AND
CHARLES SCHWAB INVESTMENT MANAGEMENT, INC.
ADVISORY FEE SCHEDULE
The fees listed below are for services provided under this Agreement and are to be accrued daily and paid monthly in arrears:

Fund	Fee
Schwab International Index Fund	Fifteen one-hundredths of one percent (0.15%) of the Fund’s average daily net assets.

Schwab Small-Cap Index Fund	Fifteen one-hundredths of one percent (0.15%) of the Fund’s average daily net assets.

Schwab MarketTrack Growth Portfolio	Twenty-three one-hundredths of one percent (0.23%) of the Fund’s average daily net assets.

Schwab MarketTrack Balanced Portfolio	Twenty-three one-hundredths of one percent (0.23%) of the Fund’s average daily net assets.

Schwab MarketTrack Conservative Portfolio	Twenty-three one-hundredths of one percent (0.23%) of the Fund’s average daily net assets.

Schwab S&P 500 Index Fund	Six one-hundredths of one percent (0.06%) of the Fund’s average daily net assets.

Schwab Core Equity Fund	Forty-seven one-hundredths of one percent (0.47%) of the Fund’s average daily net assets.

Laudus International MarketMasters Fund	One percent and twenty-nine one-hundredths of one percent (1.29%) of the Fund’s average daily net assets not in excess of $500 million; one percent and two hundred seventy-five one-thousandths of one percent (1.275%) of such net assets over $500 million but not in excess of $1 billion; and one percent and twenty-five one-hundredths of one percent (1.25%) of such net assets over $1 billion)

Schwab Balanced Fund (formerly known as Schwab Viewpoints Fund)	Zero percent (0%) of the Fund’s average daily net assets.

Laudus Small-Cap MarketMasters Fund	One percent and seventeen one-hundredths of one percent (1.17%) of the Fund’s average daily net assets not in excess of $500 million; one percent and thirteen one-hundredths of one percent (1.13%) of such net assets over $500 million but not in excess of $1 billion; and one percent and seven one-hundredths of one percent (1.07%) of such net assets over $1 billion).

Schwab Market Track All Equity Portfolio	Twenty-three one-hundredths of one percent (0.23%) of the Fund’s average daily net assets.

Fund	Fee
Schwab Institutional Select S&P 500 Fund	Six one-hundredths of one percent (0.06%) of the Fund’s average daily net assets.

Schwab Total Stock Market Index Fund	Six one-hundredths of one percent (0.06%) of the Fund’s average daily net assets.

Schwab Financial Services Fund	Fifty-four one-hundredths of one percent (0.54%) of the Fund’s average daily net assets not in excess of $500 million; five hundred fifteen one-thousandths of one percent (0.515%) of such net assets over $500 million but not in excess of $1 billion; and forty-nine one-hundredths of one percent (0.49%) of such net assets over $1 billion).

Schwab Health Care Fund	Fifty-four one-hundredths of one percent (0.54%) of the Fund’s average daily net assets not in excess of $500 million; five hundred fifteen one-thousandths of one percent (0.515%) of such net assets over $500 million but not in excess of $1 billion; and forty-nine one-hundredths of one percent (0.49%) of such net assets over $1 billion)

Schwab Hedged Equity Fund	One percent and five one-hundredths of one percent (1.05%) of the Fund’s average daily net assets.

Schwab Small-Cap Equity Fund	Eighty-one one-hundredths of one percent (0.81%) of the Fund’s average daily net assets.

Schwab Dividend Equity Fund	Sixty-two one-hundredths of one percent (0.62%) of the Fund’s average daily net assets.

Schwab Premier Equity Fund	Seventy-Three one-hundredths of one percent (0.73%) of the Fund’s average daily net assets.

Schwab Target 2010 Fund	Zero percent (0%) of the Fund’s average daily net assets

Schwab Target 2015 Fund	Zero percent (0%) of the Fund’s average daily net assets.

Schwab Target 2020 Fund	Zero percent (0%) of the Fund’s average daily net assets.

Schwab Target 2025 Fund	Zero percent (0%) of the Fund’s average daily net assets.

Schwab Target 2030 Fund	Zero percent (0%) of the Fund’s average daily net assets.

Schwab Target 2035 Fund	Zero percent (0%) of the Fund’s average daily net assets.

Schwab Target 2040 Fund	Zero percent (0%) of the Fund’s average daily net assets.

Schwab Large-Cap Growth Fund	Seventy-Two one-hundredths of one percent (0.72%) of the Fund’s average daily net assets.

Fund	Fee
Schwab Fundamental US Large Company Index Fund	Thirty one-hundredths of one percent (0.30%) of the Fund’s average daily net assets not in excess of $500 million; twenty-two one-hundredths of one percent (0.22%) of such net assets over $500 million but not in excess of $5 billion; twenty one-hundredths of one percent (0.20%) of such net assets over $5 billion but not in excess of $10 billion; eighteen one-hundredths (0.18%) of such net assets over $10 billion.

Schwab Fundamental US Small-Mid Company Index Fund	Thirty one-hundredths of one percent (0.30%) of the Fund’s average daily net assets not in excess of $500 million; twenty-two one-hundredths of one percent (0.22%) of such net assets over $500 million but not in excess of $5 billion; twenty one-hundredths of one percent (0.20%) of such net assets over $5 billion but not in excess of $10 billion; eighteen one-hundredths (0.18%) of such net assets over $10 billion.

Schwab Fundamental International Large Company Index Fund	Thirty one-hundredths of one percent (0.30%) of the Fund’s average daily net assets not in excess of $500 million; twenty-two one-hundredths of one percent (0.22%) of such net assets over $500 million but not in excess of $5 billion; twenty one-hundredths of one percent (0.20%) of such net assets over $5 billion but not in excess of $10 billion; eighteen one-hundredths (0.18%) of such net assets over $10 billion.

Schwab Fundamental Emerging Markets Index Fund	Fifty one-hundredths of one percent (0.50%) of the Fund’s average daily net assets not in excess of $500 million; forty-eight one-hundredths of one percent (0.48%) of such net assets over $500 million but not in excess of $5 billion; forty-six one-hundredths of one percent (0.46%) of such net assets over $5 billion but not in excess of $10 billion; forty-four one-hundredths (0.44%) of such net assets over $10 billion.

Schwab Fundamental International Small-Mid Company Index Fund	Forty one-hundredths of one percent (0.40%) of the Fund’s average daily net assets not in excess of $500 million; thirty-eight one-hundredths of one percent (0.38%) of such net assets over $500 million but not in excess of $5 billion; thirty-six one-hundredths of one percent (0.36%) of such net assets over $5 billion but not in excess of $10 billion; thirty-four one-hundredths (0.34%) of such net assets over $10 billion.

Fund	Fee
Schwab Monthly Income Fund — Moderate Payout	Zero percent (0%) of the Fund’s average daily net assets.

Schwab Monthly Income Fund — Enhanced Payout	Zero percent (0%) of the Fund’s average daily net assets.

Schwab Monthly Income Fund — Maximum Payout	Zero percent (0%) of the Fund’s average daily net assets.

Schwab International Core Equity Fund	Fifty-eighty one-hundredths of one percent (0.58%) of the Fund’s average daily net assets.

SCHWAB CAPITAL TRUST
By:	/s/ Jeffrey Mortimer
Jeffrey Mortimer,
Senior Vice President and Chief Investment Officer

CHARLES SCHWAB INVESTMENT MANAGEMENT, INC.
By:	/s/ George Pereira
George Pereira,
Senior Vice President and Chief Financial Officer

Dated as July 1, 2009